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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Glacier Bancorp, Inc. of our report dated May 19, 1999 relating to the financial statements of Mountain West Bank for the years ended March 31, 1999 and 1998, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PriceWaterhouseCoopers LLP

Spokane, Washington
November 5, 1999